Exhibit 23

Clyde Bailey, P.C.
10924 Vance Jackson # 404
San Antonio, Texas 78230

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the inclusion in the Annual Report of Health Discovery Corporation (formerly known as Direct Wireless Communications, Inc.) on Form 10KSB for the fiscal year ended December 31, 2004, of our report dated January 5, 2005, relating to the balance sheet of Health Discovery Corporation as of December 31, 2003 and the related statements of operations, statement of stockholders' equity, and the statements of cash flows for the twelve month periods ended December 31, 2003 and 2002 and from inception (April 6, 2001) to December 31, 2003.

                                                              /s/ Clyde Bailey
                                                              Clyde Bailey, P.C.

San Antonio, Texas
April 14, 2005


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